Exhibit 3.2

                        FIRST AMENDED AND RESTATED BYLAWS
                                       OF
                    WINDSOR WOODMONT BLACK HAWK RESORT CORP.

                                   ARTICLE I
                                     OFFICES

     Section 1. Offices. The registered office of the Corporation shall be located at 1675 Broadway in the City of Denver, State of Colorado, The name of the Corporation's registered agent at such address shall be The Corporation Company. The Corporation may also have offices at such other places both within and without the State of Colorado as the Board of Directors may from time to time determine or the business of the Corporation may require.

                                   ARTICLE II
                                  SHAREHOLDERS

     Section 1. Time and Place of Meetings. All meetings of the shareholders for the election of directors or for any other purpose shall be held at such time and place, within or without the State of Colorado, as shall be designated by the Board of Directors. In the absence of any such designation by the Board of Directors, each such meeting shall be held at the principal office of the Corporation.

     Section 2. Annual Meetings. An annual meeting of shareholders shall be held for the purpose of electing directors and transacting such other business as may properly be brought before the meeting. The date of the annual meeting shall be determined by the Board of Directors.

     Section 3. Special Meetings. Chairman of the Board of Directors, President, if any, Chief Executive Officer or Board of Directors may call special meetings of the shareholders. Special meetings of shareholders shall also be called by the Secretary of the Corporation upon the written request of the holders of shares entitled to cast not less than a majority of all the votes entitled to be cast at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Unless requested by the shareholders entitled to cast a majority of all of the votes entitled to be cast at such meeting, a special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any special meeting of the shareholders held during the preceding twelve months.

     Section 4. Notice of Meetings. Except as otherwise provided by Colorado law, written notice of each meeting of the shareholders stating the place, date and time of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder, whether or not entitled to vote at such meeting. The notice of any special meeting of shareholders shall state the purpose or purposes for which the meeting is called. All such notices shall be delivered, either personally or by mail, by or at the direction of the board of directors, the President or the Secretary, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail,

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postage prepaid, addressed to the shareholder at his, her or its address as the same appears on the records of the Corporation. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

     Section 5. Shareholders List. The officer having charge of the stock ledger of the Corporation shall make a complete list of the shareholders entitled to vote at each meeting of the shareholders arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period beginning the earlier of ten days prior to the meeting or two business days after the notice of the meeting is given and continuing through the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

     Section 6. Quorum. The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business, except as otherwise provided by law or by the Corporation's Articles of Incorporation (as the same may be amended from time to time) (the "Articles of Incorporation") or these Bylaws. If a quorum is not present or represented, the holders of the stock present in person or represented by proxy at the meeting and entitled to vote thereat shall have power, by the affirmative vote of the holders of a majority of such stock, to adjourn the meeting from time to time to another time and/or place, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting, at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting.

     Section 7. Voting. At all meetings of the shareholders, each shareholder entitled to vote thereat shall be entitled to vote, in person or by proxy, the shares of voting stock owned by such shareholder of record on the record date for the meeting. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of law or of the Articles of Incorporation, a different vote is required, in which case, such express provision shall govern and control the decision of such question.

     Section 8. Proxies. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him, her or it by proxy. Every proxy must be signed by the shareholder granting the proxy or by his, her or its attorney-in-fact. No proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

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     Section 9. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, without prior notice and without a vote, if the following are filed with the records of shareholders meetings: (i) a consent or consents in writing, setting forth the action so taken, signed by all of the holders of stock entitled to vote on such matter or matters, and (ii) a written waiver of any right to dissent signed by each shareholder entitled to notice of a meeting but not entitled to vote at such meeting.

     Section 10. Advisory Shareholder Votes. In order for shareholders to adopt or approve any precatory proposal submitted to them for the purpose of requesting the Board of Directors to take certain actions, the affirmative vote of the holders of shares of capital stock having at least two-thirds of the votes which could be cast by the holders of all shares of capital stock entitled to vote thereupon, voting as a single class, must be voted in favor of the proposal in accordance with Section I of this Article II.


                                  ARTICLE III
                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the Corporation shall be managed and controlled by or under the direction of a Board of Directors, any or all members of which may be required to be found suitable by the Colorado Limited Gaming Control Commission. The Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Articles of Incorporation, as amended, or these Bylaws, as amended, directed or required to be exercised or done by the shareholders.

     Section 2. Number, Qualification and Tenure. The number of directors of the Corporation currently is six (6) and may be increased from time to time by the affirmative vote of the holders of capital stock having at least 66.67% of the votes which could be cast by the holders of all shares of capital stock entitled to vote thereupon, voting as a single class, at the annual meeting of the shareholders or at a duly constituted meeting of the shareholders called expressly for such purpose, by resolution of the Board of Directors, provided that the Corporation shall have at least the minimum number of directors required by Colorado law and shall have no more than fifteen directors and provided that no decrease in the number of directors may affect the tenure of any director then in office. A director shall serve until the next annual meeting of the shareholders and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation or removal.

     Section 3. Vacancies. Vacancies and newly created directorships resulting from any increase in the number of directors may be filled by a majority of the directors then in office. Any director appointed to fill a vacancy shall hold office until the next annual meeting of shareholders and until his successor is elected and qualifies or until his earlier death, resignation or removal. If there are no directors of such class in office, then nomination and election of directors by shareholders may be held in the manner provided by the Articles of Incorporation.

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     Section 4. Removal of Directors. In the event of the death, disability, removal or resignation of a director, the shareholders who nominated such director shall notify the Company and the other shareholders, within 30 days after such death, disability, removal or resignation, of a successor nominee who shall be appointed by the remaining directors then in office to serve the unexpired term of such director. If there are no directors in office, then a successor nominee shall be nominated and elected by the appropriate class of shareholders. Notwithstanding any other provisions of the Articles of Incorporation or these Bylaws (and notwithstanding the fact that some lesser percentage may be specified by Colorado law, the Articles of Incorporation or these Bylaws), subject to Section 2.3(c) of the Shareholders Agreement, any director or the entire Board of Directors of the Corporation may be removed at any time upon the affirmative vote of a majority of the holders of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors which could be cast, voting as a single class, at a duly constituted meeting of the shareholders expressly called for that purpose. Section 5. Place of Meeting. The Board of Directors may hold meetings, both regular and special, either within or without the State of Colorado.

     Section 6. Regular Meetings. The Board of Directors shall hold a regular meeting, to be known as the annual meeting, immediately following each annual meeting of the shareholders. Other regular meetings of the Board of Directors shall be held at such time and at such place as shall from time to time be determined by the Board of Directors. No notice of regular meetings need be given; provided, however, that any director may receive, upon request to the Chairman of the Board, President, if any, Chief Executive Officer or Secretary therefor, a schedule of regular meetings.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, if any, or by resolution of the Board of Directors. Special meetings shall be called by the Secretary on the written request of any Director. At least 72 hours' written or telephonic notice of special meetings shall be given.

     Section 8. Quorum. At all meetings of the Board of Directors a majority of the total number of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by law. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 9. Nomination of Directors and Presentation of Business at
                Shareholder Meetings.

          (a) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (i) by or at the direction of the Board of Directors or (ii) by any shareholder who was a shareholder of record at the time of the giving of notice provided for in this Section 9, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this
Section 9.

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          (b) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (ii) of paragraph (a) of this
Section 9, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not less than 60 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting: provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of (i) the 60th day prior to such annual meeting or (ii) the 10th day following the day on which public announcement of the date of such meeting is first made. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; (iii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such shareholder as they appear on the Corporation's books, and of such beneficial owner and (2) the class and number of shares of stock of the Corporation that are owned beneficially and of record by such shareholder and such beneficial owner. Notwithstanding anything in the second sentence of this paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth day following the day on which the public announcement is first made by the Corporation.


          (c) Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders with regard to which the Board of Directors has determined that directors are to be elected
(i) pursuant to the Corporation's notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder who is a shareholder of record at the time of the giving of notice provided for in this Section 9, who shall be entitled to vote for the election of directors at the meeting and who complies with the notice procedures set forth in this Section 9. In the event the Corporation calls a special meeting of shareholders for the purpose of

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electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice setting forth the information and complying with the form described in paragraph (b) of this Section 9 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the close of business on the later of (i) the 60th day prior to such special meeting or (ii) the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.

          (d) Only such persons who are nominated in accordance with the procedures set forth in this Section 9 shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. The Chairman of the meeting of shareholders shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Section 9 and, if any proposed nomination or business is not in compliance with this Section 9, to declare that such defective nominations or proposal shall be disregarded.

          (e) For purposes of this Section 9, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act; provided, however, that in the event the Corporation's common stock is not registered under Section 12(b) or 12(g) of the Exchange Act, notice to the shareholders shall constitute "public announcement" for purposes of this Section 9.

          (f) Notwithstanding the foregoing provisions of this Section 9, (i) if any class or series of stock has the right, voting separately by class or series, to elect directors at an annual or special meeting of shareholders, such directors shall be nominated and elected pursuant to the terms of such class or series of stock; and (ii) in the event the Corporation's common stock is registered under Section 12(b) or 12(g) of the Exchange Act, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
9. In the event the Corporation's common stock is registered under Section 12(b) or 12(g) of the Exchange Act, nothing in this Section 9 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

     Section 10. Organization. If a Chairman of the Board is not elected or, if elected, he is not present, a Managing Director (who is also a member of the Board of Directors, and, if there is more than one, in the order designated by the Board of Directors or, in the absence of such designations, in the order of their election), if any, or if no such Managing Director, is present, a director chosen by a majority of the directors present, shall act as chairman at meetings of the Board of Directors.

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     Section 11. Committees.


          (a) Executive Committee. The Board of Directors, by resolution unanimously adopted by the whole Board of Directors, may designate one or more directors to constitute an Executive Committee, to serve as such, until the next annual meeting of the Board of Directors or until their respective successors are designated, unless the resolution designating the Executive Committee is sooner amended or rescinded by the Board of Directors. The Board of Directors, by resolution unanimously adopted by the whole Board of Directors, may also designate additional directors as alternate members of the Executive Committee to serve as members of the Executive Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, my unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

          Except as expressly limited by Colorado law or the Articles of Incorporation, the Executive Committee shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation between the meetings of the Board of Directors. The Executive Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

          Meetings of the Executive Committee may be called at any time by the Chairman of the Board of Directors, if any, the Chief Executive Officer or any two of its members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Executive Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this
Section 11, the act of a majority of the members present at any meeting at which director is a quorum shall be the act of the Executive Committee. Except as expressly provided in this Section 11, the Executive Committee shall fix its own rules of procedure.

          (b) Operating Committee. The Board of Directors, by resolution adopted by 66.67% of the whole Board of Directors, may designate two or more directors to constitute an Operating Committee, to serve as such, until the next annual meeting of the Board of Directors or until their respective successors are designated, unless the resolution designating the Operating Committee is sooner amended or rescinded by the Board of Directors. The Board of Directors, by resolution adopted by 66.67% of the whole Board of Directors, may also designate additional directors as alternate members of the Operating Committee to serve as members of the Operating Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Operating Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.

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          Except as expressly limited by Colorado law or the Articles of
Incorporation, the Operating Committee shall have and may exercise all the powers and authority of the Board of Directors to establish and provide oversight for the implementation of a national operating system for the Corporation. The Operating Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Operating Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors. The Operating Committee may include members who are not directors; provided, however, that if the Operating Committee does include members who are not directors, such Operating Committee may not exercise any powers which are required under Colorado law to be exercised by the Board of Directors.

          Meetings of the Operating Committee may be called at any time by the Chairman of the Board of Directors, if any, the Chief Executive Officer or any two of its members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Operating Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this
Section 11, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Operating Committee. Except as expressly provided in this Section 11, the Operating Committee shall fix its own rules of procedure.

          (c) Audit Committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate two or more directors to constitute an Audit Committee, to serve as such, unless the resolution designating the Audit Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional directors as alternate members of the Audit Committee to serve as members of the Audit Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Audit Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such members, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act in the place of any such absent or disqualified member. Each member of the Audit Committee shall be independent of management of the Corporation and free from any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Audit Committee.

          Except as expressly limited by Colorado law or the Articles of Incorporation, the Audit Committee shall have and may exercise all the powers and authority of the Board of Directors to establish auditing procedures for the Corporation and to appoint and oversee the Corporation's independent public accountants to the fullest extent. The Audit Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Audit Committee shall be reported to the Board of Directors at the next meeting of the Board of Directors.

          Meetings of the Audit Committee may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or any of its members. Two days written or telephonic notice of meetings shall be given. A

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majority of the members of the Audit Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 11, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Audit Committee. Except as expressly provided in this Section 11, the Audit Committee shall fix its own rule of procedure.


          (d) Executive Compensation Committee. The Board of Director, by resolution adopted by a majority of the whole Board of Directors, may designate two or more directors to constitute Executive Compensation Committee, to serve as such, unless the resolution designating the Executive Compensation Committee is sooner amended or rescinded by the Board of Directors, until the next annual meeting of the Board of Directors or until their respective successors are designated. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may also designate additional directors as alternate members of the Executive Compensation Committee in the place and stead of any regular member or members thereof who may be unable to attend a meeting or otherwise unavailable to act as a member of the Executive Compensation Committee. In the absence or disqualification of a member and all alternate members who may serve in the place and stead of such member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member. Each member of the Executive Compensation Committee shall be a "Non-Employee Director" within the meeting of Rule 16b-3(b)(3)(i) promulgated under the Exchange Act.

          Except as expressly limited by Colorado law or the Articles of Incorporation, the Executive Compensation Committee shall have and may exercise such powers as the Board of Directors may determine and specify by resolution. The Executive Compensation Committee shall keep a record of its acts and proceedings, which shall form a part of the records of the Corporation in the custody of the Secretary, and all actions of the Executive Compensation Cominittec shall be reported to the Board of Directors at the next meeting of the Board of Directors.

          Meetings of the Executive Compensation Committee may be called at any time by the Chairman of the Board of Directors, the Chief Executive Officer or any two of its members. Two days' written or telephonic notice of meetings shall be given. A majority of the members of the Executive Compensation Committee shall constitute a quorum for the transaction of business and, except as expressly limited by this Section 11, the act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Executive Compensation Committee. Except as expressly provided in this Section 11, the Executive Compensation Committee shall fix its own rules of procedure.

          (e) Other Committees, The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, may designate one or more other committees, each such committee to consist of two or more directors. Except as expressly limited by Colorado law or the Articles of Incorporation, any such committee shall have and may exercise such powers as the Board of Directors may determine and specify in the resolution designating such committee. The Board of Directors, by resolution adopted by a majority of the whole Board of Directors, also may designate one or more additional directors as alternate members of any such committee to replace any absent or disqualified member at any meeting of the committee, and at any time may change the membership of any committee or

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amend or rescind the resolution designating the committee. In the absence or disqualification of a member or alternate member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member, provided that the director so appointed meets any qualifications stated in the resolution designating the committee. Each committee shall keep a record of proceedings and report the same to the Board of Directors to such extent and in such form as the Board of Directors may require. Unless otherwise provided in the resolution designating a committee, a majority of all of the members of any such committee may select its Chairman, fix its rules or procedure, fix the time and place of its meetings and specify what notice of meetings, if any, shall be given.

          (f) Committee Rules. Each committee of the Board of Directors may fix its own rules of procedure and shall hold its meetings as provided by such rules, except as may otherwise be provided by a resolution of the Board of Directors designating such committee. Unless otherwise provided in such a resolution, the presence of at least a majority of the members of the committee shall be necessary to constitute a quorum. In the event that a member and that member's alternate, if alternates are designated by the Board of Directors as provided in Section 11 of this Article III, of such committee is or are absent or disqualified, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member.

     Section 12. Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken, without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

     Section 13. Waiver of Notice and Presumption of Assent. Any member of the Board of Directors or any committee thereof who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such member attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

     Section 14. Attendance by Telephone. Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons

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participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     Section 15. Compensation. The Board of Directors shall have the authority to fix the compensation of directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee. These payments shall not preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

     Section 16. Suitability. The qualifications of directors to serve on the Board of Directors is at all times subject to approval by the Colorado Limited Gaming Control Commission. Members of the Board of Directors are subject to the jurisdiction of the Commission and may be investigated by the Colorado Division of Gaming. No person may serve on the Board of Directors if he or she is found to be unsuitable, at any time, by the Colorado Limited Gaming Control Commission. Any director who is not found to be suitable by the Colorado Limited Gaming Control Commission on or prior to August 14, 2001 shall be removed.

                                   ARTICLE IV
                                    OFFICERS

     Section 1. Enumeration. Subject to the finding of suitability by the Colorado Limited Gaming Control Commission, the officers of the Corporation shall be chosen by the Board of Directors and shall include a Chief Executive Officer, President, Chief Financial Officer, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors may also elect a Chairman of the Board, one or more Vice Chairmen, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers and agents as it shall deem appropriate. Any number of offices may be held by the same person.

     Section 2. Term of Office; Compensation. The officers of the Corporation shall be elected at the annual meeting of the Board of Directors and shall hold office until their successors are elected and qualify or until their earlier death, resignation or removal from office. Any officer elected or appointed by the Board of Directors may be removed at any time by a majority vote (excluding the person whose removal is being considered) of the Board of Directors, with or without cause. Any vacancy occurring in any office of the Corporation required by this Article IV shall be filled by the Board of Directors for the unexpired portion of the term, and any vacancy in any other officer may be filled by the Board of Directors. Compensation of all officers shall be fixed by the Board of Directors, and no officer shall be prevented from receiving such compensation by virtue of his or her also being a director of the Corporation.

     Section 3. Chairman of the Board. The Chairman of the Board shall have general supervision, direction and control of the business and affairs of the Corporation, subject to the control of the Board of Directors, shall preside at meetings of the Board of Directors and of shareholders and shall have such other functions, authority and duties as may be prescribed by the Board of Directors.

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The Chairman of the Board, if any, shall be a member of the Board of Directors of the Corporation.

     Section 4. Vice Chairman. The Vice Chairman, if any, in the absence of the Chairman or in the event of the Chairman's inability or refusal to act, shall have the authority to preside at meetings of the Board of Directors and such other duties as may from time to time be prescribed by the Board of Directors or the Chairman of the Board, if any. The Vice Chairman, if any, shall be a member of the Board of Directors of the Corporation.

     Section 5. Chief Executive Officer. The Chief Executive Officer shall be the chief executive officer of the Corporation, and, as such, shall have the functions, authority and duties provided for the Chairman of the Board when there is an office of Chairman of the Board.

     Section 6. President. The President, if any, shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, or the Chief Executive Officer.

     Section 7. Vice President. Each Vice President shall perform such duties and have such other powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President, if any.

     Section 8. Secretary. The Secretary shall: (a) keep a record of all proceedings of the shareholders, the Board of Directors and any committees thereof in one of more books provided for that purpose; (b) give, or cause to be given, all notices that are required by law or these Bylaws to be given by the Secretary; (c) be custodian of the corporate records and, if the Corporation has a corporate seal, of the seal of the Corporation; (d) have authority to affix the seal of the Corporation to all instruments the execution of which requires such seal and to attest to such affixing of the seal; (e) keep a register of the post office address of each shareholder which shall be furnished to the Secretary by such shareholder; (f) sign, with the Chairman or the Vice Chairman, if any, or Chief Executive Officer, or the President, if any, or any Vice President, or any other officer thereunto authorized by the Board of Directors, any certificates for shares of the Corporation; or any deeds, mortgages, bonds, contracts or other instruments which the Board of Directors has authorized to be executed by the signature of more than one officer; (g) have general charge of the stock transfer books of the Corporation; (h) have authority to certify as true and correct, copies of the Bylaws, or resolutions of the shareholders, the Board of Directors and committees thereof, and of other documents of the Corporation; and (i) in general, perform the duties incident to the office of secretary and such other duties as from time to time may be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President, if any. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest to such affixing of the seal.

     Section 9. Assistant Secretary. The Assistant Secretary, or if there shall be more than one, each Assistant Secretary in the absence of the Secretary or in the event of the Secretary's inability or refusal to act, shall have the authority to perform the duties of the Secretary, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of

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


the Board, if any, the Chief Executive Officer, the President, if any, or the Secretary.


 Section 10. Treasurer. The Treasurer shall be the principal accounting and financial officer of the Corporation. The Treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of account for the Corporation; (b) have charge and custody of all funds and securities of the Corporation, and be responsible therefor and for the receipt and disbursement thereof; and (c) perform the duties incident to the office of Treasurer and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President, if any. The Treasurer may sign with the Chairman or the Vice Chairman, if any, the Chief Executive Officer, the President, if any, or any Vice President, or any other officer thereunto authorized by the Board of Directors, certificates for shares of the Corporation. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors may determine.

     Section 11. Assistant Treasurer. The Assistant Treasurer, or if there shall be more than one, each Assistant Treasurer, in the absence of the Treasurer or in the event of the Treasurer's inability or refusal to act, shall have the authority to perform the duties of the Treasurer, subject to such limitations thereon as may be imposed by the Board of Directors, and such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer, the President, if any, or the Treasurer.

     Section 12. Other Officers and Agents. Any officer or agent who is elected or appointed from time to time by the Board of Directors and whose duties are not specified in these Bylaws shall perform such duties and have such powers as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, if any, the Chief Executive Officer or the President, if any.

     Section 13. Suitability. The qualification of officers to serve is at all times subject to approval by the Colorado Limited Gaming Control Commission. Officers are subject to the jurisdiction of the Commission and may be investigated by the Colorado Division of Gaming. No person may serve as an officer if her or she is found to be unsuitable, at any time, by the Colorado Limited Gaming Control Commission. Any officer who is not found to be suitable by the Colorado Limited Gaming Control Commission on or prior to August 14, 2001 shall be removed.

                                   ARTICLE V
                              CERTIFICATES OF STOCK

     Section 1. Form. The shares of the Corporation shall be represented by certificates; provided, however, that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the Corporation's stock shall be uncertificated shares. Certificates of stock in the Corporation, if any, shall be signed, by manual or facsimile signature by or in the name of the Corporation by the Chairman of the Board, if any, or Chief

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


Executive Officer, the President, if any, or a Vice President and countersigned by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation. Where a certificate is countersigned by a transfer agent, other than the Corporation or an employee of the Corporation, or by a registrar, the signatures of one or more officers of the Corporation may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were such officer, transfer agent or registrar at the date of its issue.

     Section 2. Transfer. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed and accompanied by proper evidence of succession, assignment and authority to transfer, it shall be the duty of the Corporation to issue a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation to the person entitled thereto, cancel the old certificate and record the transaction on its books.

     Section 3. Replacement. In case of the loss, destruction or theft of a certificate for any stock of the Corporation, a new certificate of stock or uncertificated shares in place of any certificate therefor issued by the Corporation may be issued upon satisfactory proof of such loss, destruction or theft and upon such terms as the Board of Directors may prescribe. The Board of Directors may in its discretion require the owner of the lost, destroyed or stolen certificate, or his legal representative, to give the Corporation a bond, in such sum and in such form and with such surety or sureties as it may direct, to indemnify the Corporation against any claim that may be made against it with respect to a certificate alleged to have been lost, destroyed or stolen.


                                   ARTICLE VI
                INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

     Section 1. Nature of Indemnity. Each person who was or is made a party or is threatened to be made a party or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or a person of whom he is the legal representative, is or was a director or officer, of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee, fiduciary or agent or in any other capacity while serving as a director, officer, employee, fiduciary or agent, shall be indemnified and held harmless by the Corporation to the fullest extent which it is empowered to do so by the Business Corporation Act of the State of Colorado, as the same exist or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment) against all expense, liability and loss (including attorneys' fees)

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


actually and reasonably incurred by such person in connection with such proceeding and such indemnification shall inure to the benefit of his or her heirs, executors and administrators.

     Section 2. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Section 1 of this Article VI or advance of expenses under Section 5 of this Article VI shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article VI is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved the request. If the Corporation denies a written request for indemnification or advancing of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article VI shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Business Corporation Act of the State of Colorado for the Corporation to indemnify the claimant for the amount claimed, but the burden of such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she met the applicable standard of conduct set forth in the Business Corporation Act of the State of Colorado, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such, applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 3. Nonexclusivity of Article . The rights to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Article VI shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the certificate of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise.

     Section 4. Insurance. The Corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, fiduciary, or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such liability under this Article VI.

     Section 5. Expenses. Expenses incurred by any person described in Section 1 of this Article VI in defending a proceeding shall be paid by the Corporation in advance of such proceeding's final disposition unless otherwise determined by the Board of Directors in the specific case upon receipt of an undertaking by or

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


on behalf of the director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such expenses incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

     Section 6. Employees and Agents. Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the Board of Directors.

     Section 7. Contract Rights. The provisions of this Article VI shall be deemed to be a contract right between the Corporation and each director or officer who serves in any such capacity at any time while this Article VI and the relevant provisions of the Business Corporation Act of the State of Colorado or other applicable law are in effect, and any repeal or modification of this
Article VI or any such law shall not affect any rights or obligations then existing with respect to any state of facts or proceedings then existing.

     Section 8. Merger or Consolidation. For purposes of this Article VI, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

                                  ARTICLE VII
                               GENERAL PROVISIONS

     Section 1. Fiscal Year. The fiscal year of the Corporation shall be fixed by resolution of the Board of Directors.

     Section 2. Corporate Seal. The corporate seal, if any, of the Corporation shall be in such form as may be approved from time to time by the Board of Directors. The seal may be, used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

     Section 3. Notices and Mailing. Except as otherwise provided by Colorado law, the Articles of Incorporation or these Bylaws, all notices required to be given by any provision of these Bylaws shall be deemed to have been given (i) when received, if given in person, (ii) on the date of acknowledgment of receipt, if sent by telex, facsimile or other wire transmission, (iii) one day after delivery, properly addressed, to a reputable courier or same day or overnight delivery, or (iv) three days after being deposited, properly addressed, in the U.S. mail, certified or registered mail, postage prepaid.

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     Section 4. Waiver of Notice. Whenever any notice is required to be given under law or the provisions of the Articles of Incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

     Section 5. Dividends. Dividends upon the capital stock of the Corporation, if any, subject to the provisions of the Articles of Incorporation, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Articles of Incorporation. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or any other purpose and the directors may modify or abolish any such reserve in the manner in which it was created.

     Section 6. Checks, Drafts or Orders. All checks, drafts, or other orders for the payment of money by or to the Corporation and all notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers, agent or agents of the Corporation, and in such manner, as shall be determined by resolution of the Board of Directors or a duly authorized committee thereof.

     Section 7. Contracts. The Board of Directors may authorize any officer or officers, or any agent or agents, of the Corporation to enter into any contract or to execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

     Section 8. Loans. The Corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Corporation or of its subsidiary, including any officer or employee who is a director of the Corporation or its subsidiary, whenever, in the judgment of the directors, such loan, guaranty or assistance may reasonably be expected to benefit the Corporation. The loan, guaranty or other assistance may be with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Corporation. Nothing in this section contained shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the Corporation at common law or under any statute.

     Section 9. Transactions with Affiliates. The Corporation's dealings and undertakings with its "affiliates," as such term is defined in the Securities Exchange Act of 1934, as amended, shall be on an arm's length basis and on terms no less favorable to the Corporation than would otherwise be obtained in an arm's length transaction; and no director, officer or shareholder shall use his office or position to obtain favorable treatment for or on behalf of himself, his affiliates or others which would not otherwise be received in an arm's length transaction.

     Section 10. Voting Securities Owned By Corporation. Voting securities in any other corporation held by the Corporation shall be voted by the President, unless the Board of Directors specifically confers authority to vote with

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respect thereto, which authority may be general or confined to specific instances, upon some other person or officer. Any person authorized to vote securities shall have the power to appoint proxies, with general power of substitution.

     Section 11. Inspection of Books and Records. Any shareholder of record, in person or by attorney or other agent shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the Corporation's stock ledger, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Corporation at its registered office in the State of Colorado or at its principal place of business.

     Section 12. Section Headings. Section headings in these Bylaws are for convenience of reference only and shall not by given any substantive effect in limiting or otherwise construing any provision herein.

     Section 13. Interpretation. In these Bylaws, unless a clear contrary intention appears the singular number includes the plural number and vice versa, and reference to either gender, includes the other gender.

                                  ARTICLE VIII
                                   AMENDMENTS

          These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the Board of Directors. The fact that the power to amend, alter, repeal or adopt the Bylaws has been conferred upon the Board of Directors shall not divest the shareholders of the same powers; provided, however, that no section of these Bylaws which requires the affirmative vote of the holders of greater than a majority of the shares of capital stock entitled to vote on any matter may be altered, repealed or amended by less than such required vote.


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